Exhibit 99.1
Upstart Announces Fourth Quarter and Full Year 2022 Results

SAN MATEO, Calif. – February 14, 2023 – Upstart Holdings, Inc. (NASDAQ: UPST), a leading artificial intelligence (AI) lending marketplace, today announced financial results for its fourth quarter and fiscal year 2022 ended December 31, 2022. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“Despite the economic headwinds of 2022 and continued funding challenges that have impacted our financial results, we’re a much better company than we were a year ago,” said Dave Girouard, co-founder and CEO of Upstart. “We begin the new year with more advanced technology, faster AI model development, dramatically more training data, and a strengthened leadership team. We’re on an important journey to reinvent credit so that it works for everyone and excited to remind the world what Upstart is capable of.”

Fourth Quarter 2022 Financial Highlights
•Revenue. Total revenue was $147 million, a decrease of 52% from the fourth quarter of 2021. Total fee revenue was $156 million, a decrease of 46% year-over-year.

•Transaction Volume and Conversion Rate. Lending partners originated 154,478 loans, totaling $1.5 billion across our platform in the fourth quarter, down 62% from the same quarter of the prior year. Conversion on rate requests was 11% in the fourth quarter of 2022, down from 24% in the same quarter of the prior year.

•Income (Loss) from Operations. Income (loss) from operations was $(58.5) million, down from $60.4 million in the prior year.

•Net Income (Loss) and EPS. GAAP net income (loss) was $(55.3) million, down from $58.9 million in the fourth quarter of 2021. Adjusted net income (loss) was $(20.9) million, down from $87.0 million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was $(0.67), and diluted adjusted earnings per share was $(0.25) based on the weighted-average common shares outstanding during the quarter.

•Contribution Profit. Contribution profit was $82.0 million, down 45% year-over-year in the fourth quarter of 2022, with a contribution margin of 53% compared to a 52% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $(16.6) million, down from $91.0 million in the same quarter of the prior year. The fourth quarter 2022 adjusted EBITDA margin was (11%) of total revenue, down from 30% in the same quarter of 2021.

•Share Repurchases. Upstart repurchased 1.4 million shares of UPST totaling approximately $28 million.

Fiscal Year 2022 Financial Highlights
•Revenue. Total revenue was $842 million, a decrease of 1% from 2021. Total fee revenue was $907 million, an increase of 13% year-over-year.

•Transaction Volume and Conversion Rate. Lending partners originated 1,129,672 loans, totaling $11.2 billion, across our platform, down 5% from the prior year. Conversion on rate requests was 14% in 2022, down from 24% in the prior year.

•Income (Loss) from Operations. Income (loss) from operations was ($113.9) million, down from $140.9 million the prior year.

•Net Income (Loss) and EPS. GAAP net income (loss) was ($108.7) million, down from $135.4 million in 2021. Adjusted net income was $19.4 million, down from $224.1 million in the prior year. Accordingly, GAAP diluted earnings per share was ($1.31), and diluted adjusted earnings per share was $0.21 based on the weighted-average common shares outstanding during the year.

•Contribution Profit. Contribution profit was $446.8 million, up 12% year-over-year, with a contribution margin of 49% compared to a 50% contribution margin in 2021.

•Adjusted EBITDA. Adjusted EBITDA was $37.2 million, down from $232.0 million in the prior year. 2022 adjusted EBITDA margin was 4% of total revenue, down from 27% in 2021.

•Share Repurchases. Upstart repurchased 5.9 million shares of UPST totaling approximately $178 million over 2022.

Financial Outlook
For the first quarter of 2023, Upstart expects:
•Revenue of approximately $100 million
◦Revenue From Fees of approximately $110 million
◦Net Interest Income (Loss) of approximately ($10) million
•Contribution Margin of approximately 55%
•Net Income (Loss) of approximately ($145) million

•Adjusted Net Income (Loss) of approximately ($70) million
•Adjusted EBITDA of approximately ($45) million
•Basic Weighted-Average Share Count of approximately 81.9 million shares
•Diluted Weighted-Average Share Count of approximately 81.9 million shares

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on February 14, 2023. To access the call in the U.S. and Canada, dial +1 888-394-8218, conference code 4173985, and outside of the U.S. and Canada, dial +1 323-994-2093, conference code 4173985. A webcast is available at ir.upstart.com.
•Event Replay. To replay the call in the U.S. and Canada, dial +1 888-203-1112 (code 4173985), and outside of the U.S. and Canada, dial +1 719-457-0820 (code 4173985). A call replay is available through February 21, 2023. The webcast will be archived for one year at ir.upstart.com.

About Upstart
Upstart is a leading AI lending marketplace partnering with banks and credit unions to expand access to affordable credit. By leveraging Upstart's AI marketplace, Upstart-powered banks and credit unions can have higher approval rates and lower loss rates across races, ages and genders, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.

Press
press@upstart.com

Investors
Jason Schmidt
Vice President, Investor Relations
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the first quarter of 2023. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "target", "aim", "believe", "may", "will", "should", "becoming", "look forward", "could", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), non-GAAP adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our future growth prospects and financial performance; our ability to manage the adverse effects of macroeconomic conditions and disruptions in the credit markets, including inflation and related monetary policy changes, such as increasing interest rates; our ability to access sufficient loan funding, including in the securitization and whole loan sale markets; the effectiveness of our credit decisioning models and risk management efforts; geopolitical events, such as the Russia-Ukraine conflict; our ability to retain existing, and attract new, lending partners; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics

We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loans transacted on our platform between a borrower and the originating bank during the period presented. We define “transaction volume, number of loans” as the number of loans facilitated on our platform between a borrower and the originating bank during the period presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit, contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, expense on convertible notes, depreciation, amortization, and other non-operating expenses. We exclude stock-based compensation, expense on convertible notes and other non-operating expenses because they are non-cash in nature and excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense and certain employer payroll taxes on employee stock transactions. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which may not correlate to the operation of the business;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below.

UPSTART HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)

	December 31,	December 31,
	2021	2022
Assets
Cash	$986,608	$422,411
Restricted cash	204,633	110,056
Loans (at fair value)	252,477	1,010,421
Property, equipment, and software, net	24,259	44,168
Operating lease right of use assets	96,118	86,335
Non-marketable equity securities	40,000	41,250
Goodwill	67,062	67,062
Intangible assets, net	19,906	15,631
Other assets (includes $18,388 and $42,648 at fair value as of December 31, 2021 and December 31, 2022, respectively)	129,392	138,720
Total assets	$1,820,455	$1,936,054
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$6,563	$18,715
Payable to investors	107,598	90,777
Borrowings	695,432	986,394
Accrued expenses and other liabilities (includes $13,095 and $8,820 at fair value as of December 31, 2021 and December 31, 2022, respectively)	103,418	66,946
Operating lease liabilities	100,366	100,787
Total liabilities	1,013,377	1,263,619
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 83,659,665 and 81,259,676, shares issued and outstanding as of December 31, 2021 and December 31, 2022, respectively	8	8
Additional paid-in capital	740,849	714,871
Retained earnings (accumulated deficit)	66,221	(42,444)
Total stockholders’ equity	807,078	672,435
Total liabilities and stockholders’ equity	$1,820,455	$1,936,054

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2022	2021	2022
Revenue:
Revenue from fees, net	$287,387	$155,597	$801,275	$907,272
Interest income and fair value adjustments, net:
Interest income	8,614	39,292	20,634	105,580
Interest expense	(478)	(4,521)	(3,274)	(10,843)
Fair value and other adjustments	9,325	(43,455)	29,954	(159,565)
Total interest income and fair value adjustments, net	17,461	(8,684)	47,314	(64,828)
Total revenue	304,848	146,913	848,589	842,444
Operating expenses:
Sales and marketing	114,815	50,753	333,453	345,776
Customer operations	41,049	43,487	117,579	187,994
Engineering and product development	46,495	64,029	133,999	237,247
General, administrative, and other	42,075	47,142	122,677	185,290
Total operating expenses	244,434	205,411	707,708	956,307
Income (loss) from operations	60,414	(58,498)	140,881	(113,863)
Other income (expense), net	22	3,944	(5,174)	9,473
Expense on warrants and convertible notes, net	(1,169)	(1,173)	(1,976)	(4,684)
Net income (loss) before income taxes	59,267	(55,727)	133,731	(109,074)
(Benefit) provision for income taxes	323	(464)	(1,712)	(409)
Net income (loss)	$58,944	$(55,263)	$135,443	$(108,665)

Net income (loss) per share, basic	$0.71	$(0.67)	$1.73	$(1.31)
Net income (loss) per share, diluted	$0.61	$(0.67)	$1.43	$(1.31)
Weighted-average number of shares outstanding used in computing net income per share (loss), basic	82,616,735	82,230,427	78,106,359	82,771,268
Weighted-average number of shares outstanding used in computing net income (loss) per share, diluted	98,804,259	82,230,427	94,772,641	82,771,268

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2021	2022
Cash flows from operating activities
Net income (loss)	$135,443	$(108,665)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in fair value of financial instruments	(228)	168,878
Stock-based compensation	73,186	125,945
Gain on loan servicing arrangement, net	(6,916)	(28,739)
Depreciation and amortization	7,541	13,513
Non-cash interest expense	1,983	3,047
Net changes in operating assets and liabilities:
Purchase of loans held-for-sale	(8,932,604)	(7,807,429)
Proceeds from sale of loans held-for-sale	8,826,045	6,828,617
Principal payments received for loans held-for-sale	8,659	152,018
Other assets	(62,042)	4,173
Operating lease liability and right-of-use asset	3,126	10,204
Accounts payable	(7,513)	11,878
Payable to investors	62,097	(16,821)
Accrued expenses and other liabilities	59,576	(31,300)
Net cash provided by (used in) operating activities	168,353	(674,681)

Cash flows from investing activities
Purchase of loans held-for-investment	(159,398)	(149,298)
Proceeds from sale of loans held-for-investment	51,403	14,289
Principal payments received for loans held-for-investment	24,532	43,311
Principal payments received for notes receivable and repayments of residual certificates	11,458	6,736
Purchase of non-marketable equity securities	(40,000)	(1,250)
Purchase of property and equipment	(8,427)	(8,825)
Capitalized software costs	(6,688)	(14,088)
Purchase of certificates of deposit	—	(5,000)
Acquisition, net of cash acquired	(16,757)	—
Net cash used in investing activities	(143,877)	(114,125)

Cash flows from financing activities
Repurchases of common stock	—	(177,883)
Proceeds from secondary offering, net of underwriting discounts, commissions, and offering costs	263,931	—
Proceeds from borrowings	718,422	688,813
Payment of debt issuance costs	(15,727)	—
Purchase of capped calls	(58,523)	—
Taxes paid related to net share settlement of equity awards	(236)	(16)
Repayments of borrowings	(71,316)	(400,898)
Proceeds from issuance of common stock under employee stock purchase plan	4,145	7,662
Proceeds from exercise of stock options	14,736	12,354

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2021	2022
Net cash provided by financing activities	855,432	130,032
Change in cash and restricted cash	879,908	(658,774)
Cash and restricted cash at beginning of year	311,333	1,191,241
Cash and restricted cash at end of year	$1,191,241	$532,467

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31
	2021	2022	2021	2022
Revenue from fees, net	$287,387	$155,597	$801,275	$907,272
Income (loss) from operations	60,414	(58,498)	140,881	(113,863)
Operating Margin	21%	(38)%	18%	(13)%
Sales and marketing, net of borrower acquisition costs(1)	$11,364	$11,153	$25,840	$43,063
Customer operations, net of borrower verification and servicing costs(2)	6,596	9,458	21,797	30,186
Engineering and product development	46,495	64,029	133,999	237,247
General, administrative, and other	42,075	47,142	122,677	185,290
Interest income and fair value adjustments, net	(17,461)	8,684	(47,314)	64,828
Contribution Profit	$149,483	$81,968	$397,880	$446,751
Contribution Margin	52%	53%	50%	49%
_________
(1)Borrower acquisition costs were $103.5 million and $39.6 million for the three months ended December 31, 2021 and 2022, respectively, and were $307.6 million and $302.7 million for the year ended December 31, 2021 and 2022, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities.
(2)Borrower verification and servicing costs were $34.5 million and $34.0 million for the three months ended December 31, 2021 and 2022, respectively, and were $95.8 million and $157.8 million for the year ended December 31, 2021 and 2022, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31
	2021	2022	2021	2022
Total revenue	$304,848	$146,913	$848,589	$842,444
Net income (loss)	58,944	(55,263)	135,443	(108,665)
Net Income (Loss) Margin	19%	(38)%	16%	(13)%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$28,013	$34,316	$87,461	$128,038
Depreciation and amortization	2,557	3,654	7,541	13,513
Expense on convertible notes	1,169	1,173	1,976	4,684
(Benefit) provision for income taxes	323	(464)	(1,712)	(409)
Acquisition-related costs	—	—	1,237	—
Adjusted EBITDA	$91,006	$(16,584)	$231,946	$37,161
Adjusted EBITDA Margin	30%	(11)%	27%	4%
_________
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31
	2021	2022	2021	2022
Net income (loss)	$58,944	$(55,263)	$135,443	$(108,665)
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	28,013	34,316	87,461	128,038
Acquisition-related costs	—	—	1,237	—
Adjusted Net Income (Loss)	$86,957	$(20,947)	$224,141	$19,373
Net income (loss) per share:
Basic	$0.71	$(0.67)	$1.73	$(1.31)
Diluted	$0.61	$(0.67)	$1.43	$(1.31)
Adjusted Net Income (Loss) per Share:
Basic	$1.05	$(0.25)	$2.87	$0.23
Diluted	$0.89	$(0.25)	$2.37	$0.21
Weighted-average common shares outstanding:
Basic	82,616,735	82,230,427	78,106,359	82,771,268
Diluted	98,804,259	82,230,427	94,772,641	92,023,924
_________
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.